UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2018

ECOLAB INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Ecolab Place, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	1-800-232-6522

(Not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

Ecolab Inc. (“Ecolab” or the “Company”) is providing as an exhibit to this Current Report on Form 8-K a supplemental unaudited revised Consolidated Statement of Income for the years ended December 31, 2017 and 2016 (Exhibit 99.1) which include the effect of adopting the Accounting Standards Codification Topic 606 Revenue from Contracts with Customers and the related amendments (“the new revenue standard”) using the full retrospective method. Concurrent with the adoption of the new revenue standard, the Company reclassified certain costs from selling, general and administrative expenses to cost of sales, to align the cost of providing the service with the recognition of service revenue. The new revenue standard was applied to all periods presented and the cumulative effect of applying the standard is recognized at the beginning of the earliest year presented.  The Company also retrospectively adopted Accounting Standards Update 2017-07 Compensation – Retirement Benefits:  Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,  relating to the presentation of the components of net periodic benefit costs for pension and other post-retirement benefits within the Consolidated Statement of Income (“the new pension standard”).

The Company is also providing a table (Exhibit 99.2) with a supplemental unaudited revised Consolidated Statement of Income for each of the four quarters of 2017 and for the twelve months ended December 31, 2017, reflecting the adoption of the new revenue and new pension standards.

In addition, the Company is presenting a table (Exhibit 99.3) with supplemental unaudited reportable segment net sales and operating income information for the years ended December 31, 2017 and December 31, 2016 reflecting the effect of adopting the new revenue and new pension standards,  the establishment of the Colloidal Technologies Group (“CTG”) operating segment (which is not aggregated in a reportable segment, but rather reported in Other) effective in the first quarter of 2018 and international operations at the fixed currency exchange rates established by Company management at the beginning of 2018. The table also reflects other immaterial changes, including the movement of certain customers and cost allocations between reportable segments.

The Company is also providing a table (Exhibit 99.4) with supplemental unaudited reportable segment net sales and operating income information for each of the four quarters of 2017 and for the twelve months ended December 31, 2017, reflecting the changes noted above.

The Company is also providing certain supplemental unaudited revised adjusted financial measures that have not been calculated in accordance with accounting principles generally accepted in the United States (“non-GAAP measures”), including fixed currency sales, fixed currency cost of sales, adjusted gross margin, fixed currency operating income,  adjusted fixed currency operating income, adjusted fixed currency operating income margin, adjusted net income, and adjusted diluted EPS (Exhibit 99.5) which incorporate the effect of adoption of the new revenue and new pension standards.  These non-GAAP measures are provided as additional information regarding operating results and are used internally to evaluate performance and in making financial and operational decisions, including with respect to incentive compensation.  These measures provide investors with greater transparency with respect to the results of operations and are useful for period-to-period comparison of results.

The financial information in the tables represents a supplemental presentation of certain of Ecolab’s 2017 and 2016 reportable segment information as explained in this Current Report on Form 8-K and the tables and is not intended to replace the presentation of such information in Ecolab’s Quarterly Reports on Form 10-Q filed with respect to the first, second and third quarters of 2017 and Ecolab’s Annual Reports on Form 10-K filed with respect to the fiscal years ended December 31, 2017 and December 31, 2016.

The information in this Current Report on Form 8-K, including the exhibits attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description	Method of Filing

(99.1)	Supplemental Revised Unaudited Consolidated Statement of Income of Ecolab Inc. for the years ended December 31, 2017 and December 31, 2016.	Filed herewith electronically.
(99.2)

Supplemental Revised Unaudited Consolidated Statement of Income of Ecolab Inc. for each of the quarterly periods ended March 31, June 30, September 30 and December 31, 2017 and for the twelve months ended December 31, 2017.

Filed herewith electronically.
(99.3)	Supplemental Unaudited Reportable Segment Net Sales and Operating Income Information of Ecolab Inc. for the years ended December 31, 2017 and December 31, 2016.	Filed herewith electronically.
(99.4)

Supplemental Unaudited Reportable Segment Net Sales and Operating Income Information of Ecolab Inc. for each of the quarterly periods ended March 31, June 30, September 30, and December 31, 2017 and for the twelve months ended December 31, 2017.

Filed herewith electronically.
(99.5)	Supplemental Unaudited Non-GAAP Reconciliations for the years ended December 31, 2017 and December 31, 2016.	Filed herewith electronically.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: April 18, 2018	By:	/s/David F. Duvick
David F. Duvick
Assistant Secretary